Exhibit 10.1

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment to Consulting Agreement dated as of July 1, 2005 (the “Amendment”) amends the Consulting Agreement dated as of February 1, 2005 (the “Original Agreement,” and as amended hereby,  the “Agreement”) between DG Network (“the Consultant”) and Superior Essex Inc. and its subsidiary, affiliated and associated companies (collectively “SEI”).

WHEREAS, Consultant agreed to provide Consulting Services to SEI in connection with the potential combination of SEI’s winding wire operations in the UK with Nexans’ European winding wire operations (the transaction being called “Project Lancaster,”);

WHEREAS, SEI has entered into a definitive Contribution and Formation Agreement with Nexans with respect to Project Lancaster;

WHEREAS, SEI desires to extend the term of the Consulting Services until the closing of Project Lancaster;

NOW, THEREFORE, the parties hereto agree as follows:

1.  Extension of Agreement Term.  The term of the Agreement shall continue until the earlier of (i) the date of closing of Project Lancaster or (ii) the termination date specified by either party by giving the other party thirty (30) days prior written notice of termination.

2.  Consulting Services.  During the remaining term of the Agreement, the Consulting Services shall include:

(i)                  assisting SEI in developing a business plan for the European WW Business and its operations, including consolidation and restructuring activities;

(ii)               assisting SEI in developing a plan to manage and operate the European WW Business following the closing of Project Lancaster, including preparedness for Day One operations as a standalone company;

(iii)            assisting SEI in developing a plan for integrating the operations of Nexans and Essex UK; and

(iv)           providing such other services as SEI may reasonably request in connection with Project Lancaster.

3.                                       General.  Except as provided herein, the Agreement shall remain in full force in effect, including the terms regarding payment for Consulting Services.  All capitalized, undefined terms used herein shall have the meanings ascribed to them in the Original Agreement.

SUPERIOR ESSEX INC.

	By:	/s/ Monte R. Haymon
Monte R. Haymon
Chairman of Board of Directors

DG NETWORK

/s/ Denys Gounot

The undersigned acknowledges the Amendment.

DENYS GOUNOT

/s/ Denys Gounot